Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement for JEFFREY D. MARTCHEK (“Amendment”) is made, effective as of April 18, 2017, by and between NVR, Inc., a Virginia corporation (the “Company”) and JEFFREY D. MARTCHEK (“Executive”).

Recitals:

WHEREAS, Executive and the Company previously entered into an Employment Agreement, effective as of January 1, 2016, (the “Employment Agreement”); and

WHEREAS, Executive and the Company desire to amend the Employment Agreement to change Section 6.8 and make conforming updates to the remainder of the Employment Agreement.

Agreement:

NOW, THEREFORE, in consideration of the agreements contained herein and of such other good and valuable consideration, the sufficiency of which Executive acknowledges, the Company and Executive, intending to be legally bound, agree as follows:

1.Section 2 is amended by replacing the phrase “6.7 and 6.8” with “and 6.7”.

2.The third sentence of Section 6.5 is amended by replacing the phrase “Section 6.4” with “Section 6.5”.

3.Section 6.6 is amended by replacing the phrase “Sections 6.7 and 6.8” with “Section 6.7”.

4.Section 6.8 is replaced in the entirety to read as follows:

“[Reserved.]”

5.The second paragraph of Section 7 is amended by deleting the phrase     “, Section 6.8 “Voluntary Termination – Change of Control””.

6.Except as set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first written above.

NVR, Inc.

By:	/s/ Gary Brown
Name:	Gary Brown
Title:	Senior Vice President Human Resources

EXECUTIVE

By:	/s/ Jeffrey D. Martchek
Name:	Jeffrey D. Martchek
Title:	President of Homebuilding Operations

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